                                MAXXAM INC.

                  PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

          Listed below are MAXXAM Inc.'s principal subsidiaries and the jurisdiction of their incorporation or organization.  Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                  STATE OR
                                                                  PROVINCE
                                                              OF INCORPORATION
                                                                     OR
                            NAME                                ORGANIZATION
------------------------------------------------------------ -----------------

FOREST PRODUCTS OPERATIONS
     Britt Lumber Co., Inc.                                  California
     MAXXAM Group Inc.                                       Delaware
     Salmon Creek LLC                                        Delaware
     Scotia Pacific Company LLC                              Delaware
     The Pacific Lumber Company                              Delaware

REAL ESTATE OPERATIONS
     EagleRidge at Fountain Hills LLC                        Delaware
     FireRock Country Club LLC                               Arizona
     FireRock, LLC                                           Delaware
     LakePointe Assets LLC                                   Delaware
     MAXXAM Property Company                                 Delaware
     MCO FireRock L.L.C.                                     Delaware
     MCO Properties Inc.                                     Delaware
     MCO Properties L.P.                                     Delaware
     M-Six Penvest II Business Trust                         Delaware
     Palmas Country Club, Inc.                               Delaware
     Palmas del Mar Properties, Inc.                         Delaware
     Villas by the Beachfront Inc.                           Delaware

RACE PARK OPERATIONS
     Sam Houston Race Park, Ltd.                             Texas

OTHER
     MAXXAM Group Holdings Inc.                              Delaware